SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 1999

                              INFINITE GROUP, INC.
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          DELAWARE                     0-21816                 52-1490422
------------------------------  -----------------------   ----------------------
(State or other jurisdiction       (Commission File            (IRS Employer
      of incorporation)                Number)              Identification No.)

     2364 Post Road, Warwick, RI                                  02886
----------------------------------------                  ----------------------
(Address of principal executive office)                         (Zip Code)

                                 (401) 738-5777
             ------------------------------------------------------
               Registrant's telephone number, including area code:

                                       N/A
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition and Disposition of Assets.

      On April 16, 1999, Infinite Group, Inc. (the "Registrant") acquired 100% of the outstanding capital stock of Osley & Whitney ("O&W"), a Massachusetts corporation, from its stockholders. The aggregate consideration paid for the capital stock of O&W was $1.5 million, payable $300,000 in cash and $1,200,000 pursuant to three-year 8.0% promissory notes of the Registrant.

      O&W, whose operations are based in Westfield, Massachusetts, is a 49 year-old plastic injection mold building company with approximately 50 employees.

      In connection with the transaction, the Registrant entered into employment agreements with each of John T. Monahan and Roger Poirier, former shareholders of O&W, for five-year terms.

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits.

Financial Statements, Pro-Forma Financial Information.

      The Registrant is in the process of obtaining the audited financial statements of the acquired business and preparing the pro-forma financial information required by the provisions of this Item 7. Such required financial information will be filed in an amendment to this report which will be filed not later than 60 days after the date this report was due.

Exhibits.

      Exhibit A -- Form of Stock Purchase Agreement dated as of April 16, 1999 by and among the stockholders of Osley & Whitney, Inc. and Infinite Group, Inc. (filed herewith)

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INFINITE GROUP, INC.


                                          By: /s/ Clifford G. Brockmyre
                                              -------------------------
                                              Clifford G. Brockmyre
                                                Chief Executive Officer

Date: April 28, 1999


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